UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2015

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 28, 2015, NuVasive, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2015. A copy of this press release is furnished as Exhibit 99.1 hereto.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On July 28, 2015, the Company issued a press release announcing that it has entered into a definitive settlement agreement with the U.S. Department of Justice. The Company previously disclosed on April 29, 2015 that it had reached an agreement in principle to settle matters related to the subpoena issued to the Company by the Office of Inspector General of the Department of Health and Human Services in 2013. Under the terms of the definitive settlement agreement, the Company will pay $13.5 million, plus fees and accrued interest. A copy of this press release is furnished as Exhibit 99.2 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release issued by NuVasive, Inc. on July 28, 2015, announcing its financial results for the quarter ended June 30, 2015.

99.2	Press release issued by NuVasive, Inc. on July 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

By:	/s/ Jason Hannon
Jason Hannon
Executive Vice President, International & General Counsel

Date: July 28, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by NuVasive, Inc. on July 28, 2015, announcing its financial results for the quarter ended June 30, 2015.

99.2	Press release issued by NuVasive, Inc. on July 28, 2015.